Exhibit 32.1

Certification

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Nexstar Broadcasting, Inc. (the “Company”), hereby certifies that, to his knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2004

/S/ PERRY A. SOOK

Perry A. Sook President and Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.